SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 14, 2011
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on June 27, 2011 by Zion Oil & Gas, Inc. (the "Company") in order to update information disclosed under "Item 5.07 Submission of Matters to a Vote of Security Holders" regarding the results of voting at the Company's annual meeting of shareholders held on June 21, 2011 (the "2011 Annual Meeting").

At the 2011 Annual Meeting, the Company's stockholders voted on, among other matters, a proposal regarding the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers, i.e. future "say-on-pay" votes. As previously reported by the Company, a majority of the votes cast on the frequency proposal were cast in favor of holding the "say-on-pay" vote on an annual basis.

In consideration of the stockholder vote at the 2011 Annual Meeting on the frequency proposal, the Company's Board of Directors decided that the Company will hold an advisory "say-on-pay" vote on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of executives.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: November 14, 2011	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer